Exhibit 31.1

CERTIFICATION

I, Aubrey K. McClendon, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Chesapeake Energy Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under such statements were made, not misleading with respect to the period covered by this report.

Date: August 2, 2010	/s/ AUBREY K. MCCLENDON
Aubrey K. McClendon
Chairman of the Board and Chief Executive Officer